UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2020, Intellia Therapeutics, Inc. (the “Company”) entered into a Lease Agreement (the “281 Albany Lease”) with 281-295 Albany Street Leasehold LLC (the “281 Albany Landlord”) for office and laboratory space located at 281 Albany Street, Cambridge, Massachusetts (the “281 Albany Premises”). Under the terms of the 281 Albany Lease, the Company will lease approximately 39,000 square feet at the 281 Albany Premises, which will supplement the Company’s current leased premises at 40 Erie Street and 130 Brookline Street, each in Cambridge, Massachusetts. The 281 Albany Lease is expected to commence on October 1, 2020 (the “Commencement Date”), and the Company’s obligation to pay rent will start on the date that is six months after the Commencement Date or the date on which the Company occupies the 281 Albany Premises, whichever occurs earlier (the “Rent Commencement Date”). The initial term of the 281 Albany Lease is ten years following the Rent Commencement Date. The base rent under the 281 Albany Lease is $99.00 per square foot per year during the first year of the term, which is subject to scheduled annual increases up to $128.87 per square foot per year during the last year of the initial term, plus certain operating expenses and taxes. In addition, the 281 Albany Landlord will contribute an aggregate of $4.4 million toward the cost of construction and tenant improvements for the 281 Albany Premises. The Company has the option to extend the 281 Albany Lease for two successive five-year terms.

In connection with the 281 Albany Lease, on March 12, 2020, the Company entered into a Second Amendment to Lease (the “Second 130 Brookline Lease Amendment”) with MIT 130 Brookline Leasehold LLC (the “130 Brookline Landlord”). The Second 130 Brookline Lease Amendment amends certain terms of the Company’s existing lease, dated October 21, 2014, as amended on April 5, 2019 (the “130 Brookline Lease”), with the 130 Brookline Landlord pursuant to which the Company leases office and laboratory space located at 130 Brookline Street, Cambridge, Massachusetts (the “130 Brookline Premises”). The Second 130 Brookline Lease Amendment extends the term of the 130 Brookline Lease by approximately six years through approximately January 31, 2031, to be coterminous with the 281 Albany Lease described above. Under the 130 Brookline Lease, as amended, the base rent for the 130 Brookline Premises is $84.00 per square foot per year, which is subject to scheduled annual increases up to $127.87 per square foot per year during the last year of the amended term, plus certain operating expenses and taxes. The Company has the option to extend the 130 Brookline Lease for two successive five-year terms.

The foregoing descriptions of the terms of the 281 Albany Lease and the terms of the Second 130 Brookline Lease Amendment do not purport to be complete and each is qualified in its entirety by reference to the full text of the 281 Albany Lease and the Second 130 Brookline Lease Amendment, respectively, each of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: March 13, 2020	By:	/s/ John M. Leonard
Name: John M. Leonard
Title: Chief Executive Officer and President

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